EXHIBIT 3.1

Amended Articles — January 2014

THE COMPANIES LAW - 1999

COMPANY LIMITED BY SHARES
AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

NEURODERM LTD.

1.                                      Company Name

The name of the Company is Neuroderm Ltd. (the “Company”).

2.                                      Purpose

The purpose of the Company is to engage in any lawful act or activity for which companies may be organized under the Israeli Companies Law, 1999, as may be amended from time to time (the “Companies Law”).

3.                                      Interpretation

(a)                                 Unless the subject or the context otherwise requires:

(i)                                     words and expressions defined in the Companies Law in force on the date when these Articles of Associations (the “Articles”) or any amendment thereto, as the case may be, first became effective shall have the same meanings herein;

(ii)                                  words and expressions importing the singular shall include the plural and vice versa;

(iii)                               words and expressions importing the masculine gender shall include the feminine gender; and

(iv)                              words and expressions importing persons shall include bodies corporate.

(b)                                 The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

(c)                                  The specific provisions of these Articles shall supersede the provisions of the Companies Law to the extent permitted under the Companies Law.  With respect to any matter that is not specifically addressed in these Articles, the provisions of the Companies Law shall govern.

(d)                                 For purposes of any provision of the Articles requiring a shareholder to hold a minimum number of Preferred Shares or Ordinary A Shares (or Ordinary Shares issued upon conversion thereof) in order to gain the benefit of such provision, all shares beneficially owned by such shareholder’s Permitted Transferees (as defined below) shall be aggregated together for the purposes of determining such shareholder’s status or rights under such provision.  Without derogating from the forgoing, for purposes of rights attached under these Articles to holdings of certain percentages of Shares, the holdings of the entities in each of the following groups (and their respective Permitted Transferees, as defined below) shall be deemed aggregate holdings of all entities in each such group: (A) Messrs. Eliyahu Heldman, Haim Schlesinger and Moshe Kushnir (collectively, the “Founders”), (B) Capital Point and Corporate Financing Holdings GmbH and (C) Messrs Robert Taub and Uwe Wascher (Mr. Taub, herein “Mr. Taub” and together with Mr. Wascher, the “Investor”).

4.                                      Private Company

The Company is a private company, and accordingly:

(a)                                 the number of shareholders of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company who were, while in such employment, and have continued after termination of such employment, to be shareholders of the Company), shall not exceed fifty (50).  Where two or more persons jointly own one or more shares in the Company, they shall, for the purposes of this Article 4, be treated as a single shareholder;

(b)                                 any offer to the public to subscribe for any shares or debentures of the Company is prohibited; and

(c)                                  the right to transfer shares in the Company shall be restricted as hereinafter provided.

5.                                      Limitation of Liability

The liability of each shareholder for the Company’s obligations is limited to the unpaid sum, if any, owing to the Company in consideration for the issuance of the shares held by such shareholder, but not less than the nominal value of such shares (except in the event that said shares have been issued to him lawfully for a consideration which is below nominal value, in which event his liability will be limited to the payment of the consideration for which said shares were issued to him).

SHARE CAPITAL

6.                                      Authorized Share Capital

(a)                                 The share capital of the Company is two hundred thousand New Israeli Shekels (NIS 200,000) divided into one million, six hundred thirty nine thousand, four hundred seventy eight (1,639,478) Ordinary Shares, each with a nominal value of NIS 0.1 (the “Ordinary Shares”), four thousand five hundred twenty two (4,522) Ordinary A-1 Shares, each with a nominal value of NIS 0.1, one thousand three hundred and five (1,305) Ordinary A-2 Shares, each with a nominal value of NIS 0.1 (Ordinary A-1 Shares and Ordinary A-2 Shares, collectively: the “Ordinary A Shares”), three hundred fifty thousand (350,000) Series A-1 Preferred Shares (the “Series A-1 Preferred Shares”), and four thousand six hundred ninety five (4,695) Series A Preferred Shares, each with a nominal value of NIS 0.1 (the “Series A Preferred Shares”) (the Series A-1 Preferred Shares and Series A Preferred Shares, collectively: the “Preferred Shares”) (the Ordinary Shares, Ordinary A Shares and the Preferred Shares, collectively, the “Shares”, and each holder of a Share, a “Shareholder”).

(b)                                 Subject to any provision hereof conferring special rights, or restricting certain rights, each Ordinary Share in respect of which all calls have been fully paid, shall confer on the holder thereof (the “Ordinary Shareholder”) the right to one vote at, receive notices of, to attend and participate at all of the meetings of shareholders of the Company, the right to be paid its proportional part in any dividends that may be declared by the Company, and the right to take part in the division of the surplus assets in the case of the winding-up of the Company, all in accordance with the provisions of these Articles.

(c)                                  In addition to any provision hereof conferring special rights, each Preferred Share confers on the holder thereof (the “Preferred Shareholder”) all rights conferred on Ordinary Shareholders, inclusive of voting rights on an as-converted basis (based on the then- applicable conversion ratio), and, also certain rights to nominate directors, anti-dilution rights, certain preference rights upon dividend and asset distribution, and certain veto rights, all as further detailed in these Articles.

(d)                                 Except as provided under Articles 52(b) and 73(a) hereof, the rights and obligations attached to the Ordinary A Shares shall be identical to the rights and obligations attached to the Ordinary Shares.  Each Ordinary A Share shall be converted at the request of the holder thereof (the “Ordinary A Shareholder”) or automatically upon the events detailed in Article 6A(c) below, in each case, into one Ordinary Shares only.  In each such event, the provisions of Article 6A(d) shall apply, mutates mutandis.  The holders of Ordinary Shares and Ordinary A Shares shall vote as one class except only as to matters that by law are subject to a class vote.

6A.                             The Preferred Shares

The Preferred Shares confer on the holders thereof all rights accruing to the holders of Ordinary Shares in the Company and, in addition, bear the following rights (and such other rights set forth in these Articles):

(a)                                 Each Preferred Shareholder shall have one vote for each Ordinary Share into which such Preferred Share held by him of record could be converted (as provided in this Article 6A), on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.  The holders of Preferred Shares shall vote as one class with all other classes of Shares except only as to matters that by law are subject to a class vote.

(b)                                 Right to Convert. (1) Each fully paid Series A Preferred Share shall be convertible, without payment of additional consideration, by the holder thereof at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such share, into such number of fully paid and nonassessable Ordinary Shares as is determined by dividing the Original Series A Issue Price (as defined in Article 6A (h) (i) (2A)) by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The conversion price per share for Series A Preferred Shares (the “Series A Preferred Conversion Price” or the “A Conversion Price”) shall initially be equal to the Original Series A Issue Price; provided, however, that the Series A Preferred Conversion Price shall be subject to adjustment as set forth in this Article 6A.

(2)                                 Each fully paid Series A-1 Preferred Share shall be convertible, without payment of additional consideration, by the holder thereof at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such share, into such number of fully paid and nonassessable Ordinary Shares as is determined by dividing the Original Series A-1 Issue Price (as defined in Article 6A (h) (i) (2C)) by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The conversion price per share for A-1 Preferred Shares (the “A-1 Preferred Conversion Price” or the “A-1 Conversion Price”) shall initially be equal to the Original Series A-1 Issue Price; provided, however, that the A-1 Preferred Conversion Price shall be subject to adjustment as set forth in this Article 6A.

(c)                                  Automatic Conversion.  Each Preferred Share shall automatically be converted into Ordinary Shares at the applicable conversion price, at the time in effect for such Preferred Share immediately upon the earlier of: (i) the closing of an underwritten public offering which is at a pre-money company valuation of at least $50,000,000 and a with gross proceeds to the Company of at least $25,000,000 (the “Qualified IPO”); (ii) affirmative vote or written consent of, or the conversion by, the holders of eighty percent (80%) of the outstanding Preferred Shares; or (iii) the decision of Mr. Taub, in accordance with the Convertible Shareholders and Loan Agreement Dated October 17, 2013 (the “2013 Loan Agreement”) to convert the New Notes as defined thereunder and granted thereby into the Company’s equity on the earlier to occur of: upon or following an IPO, upon a Financing or upon a Change of Control (all as defined in New Notes).

(d)                                 Mechanics of Conversion.  Before any Preferred Shareholder shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Preferred Shareholder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.

Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.  If the conversion is in connection with an underwritten offering of securities registered pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) or any similar foreign law, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(e)                                  Conversion Price Adjustments of Preferred Shares for Certain Splits and Combinations.  The conversion price of the Preferred Shares shall be subject to adjustment from time to time as follows:

(i)                                     In the event the Company should at any time or from time to time after the date upon which any Preferred Shares were first issued (the “Purchase Date”) fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares and/or the Ordinary A Shares or for the determination of the outstanding Ordinary Shares and/or the Ordinary A Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares without payment of any consideration by such holder for the additional Ordinary Shares, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the conversion price shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each Preferred Share shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding.

(ii)                                  If the number of Ordinary Shares outstanding at any time after the Purchase Date is decreased by a combination of the outstanding Ordinary Shares or reverse share split, then, following the record date of such combination or reverse share split, the conversion price shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each Preferred Share shall be decreased in proportion to such decrease in outstanding shares.

(f)                                   Other Distributions.  In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection (e)(i), then, in each such case for the purpose of this subsection (f), the Preferred Shareholders shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares of the Company into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

(g)                                  Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 6A or Article 73) provision shall be made so that the Preferred Shareholders shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares or other securities or property of the Company or otherwise, which a holder of Ordinary Shares deliverable upon conversion immediately prior to such recapitalization would have been entitled to receive on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 6A with respect to the rights of the Preferred Shareholders after the recapitalization to the end that the provisions of this Article 6A (including adjustment of the conversion price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalently as may be practicable.

(h)                                 Adjustments to Conversion Price for Dilutive Issues.

(i)                                     Special Definitions.  For purposes of this Article 6A and Article 52, the following definitions shall apply:

(1)                                 “Options” shall mean rights, options, debentures or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities (defined below).

(2)                                 “Original Issue Date” shall mean the date on which a Preferred Share of each series of A Preferred, and Series A-1 Preferred, respectively, or any security convertible into one of them, was issued.

(2A)                        “Original Series A Issue Price” shall mean USD$ 798.722.

(2B)                        “Original Ordinary A Issue Price” shall mean (i) with respect to Ordinary A-1 Shares, NIS 646.49; and (ii) with respect to Ordinary A-2 Shares, NIS 522.18.

(2C)                        “Original Series A-1 Issue Price” shall mean with respect to Series A-1 Preferred Share issued under (i) the convertible promissory notes issued on August 12, 2009 (the “2009 Notes”), USD$ 460.63; (ii) the convertible promissory notes issued on August 25th, 2011 (the “2011 Notes”), USD$ 75.07 to each of Mr. Taub, Mr. Wascher and Dr. Cabilly and USD$ 118.86 to Capital Point; and the convertible promissory notes issued on June 16, 2012 (the “2012 Notes”), USD$ 612.68.

(3)                                 “Convertible Securities” shall mean any evidences of indebtedness, Preferred Shares, Ordinary A Shares or other securities convertible into or exchangeable for Ordinary Shares.

(4)                                 “Additional Ordinary Shares” shall mean all Ordinary Shares (or Options) issued (or, pursuant to Article 6A(h)(iii), deemed to be issued) by the Company after the Original Issue Date, other than Ordinary Shares (or Options) issued, issuable or, pursuant to Section 6A(h)(iii) herein, deemed to be issued:

(A)                               upon conversion of Preferred Shares and/or Ordinary A Shares;

(B)                               upon the conversion of bridge loans or of any Option or other convertible security, existing immediately following the adoption of these amended Articles of Association pursuant to the 2013 Loan Agreement;

(C)                               to officers, directors or employees of, or consultants to, the Company or any subsidiary pursuant to a share grant, option plan or purchase plan or other share incentive program or arrangement approved by the Board of Directors, including Mr. Taub and if Mr. Taub does not serve as a director, by one of the Taub Directors (as defined below) (as long as such directors are entitled to serve on the Board of Directors under these Articles);

(D)                               to a strategic investor the necessity and identity of which shall be approved by Mr. Robert Taub or, if he does not serve as a director, by one of the Taub Directors (as long as such directors are entitled to serve on the Board of Directors under these Articles);

(E)                                to a financial institution as form of a “sweetener/bonus” for granting credit facilities in the ordinary course of the Company’s business, approved by the Board of Directors, including by one of the Taub Directors (as long as such directors are entitled to serve on the Board of Directors under these Articles);

(F)                                 in connection with any transaction for which adjustment is made pursuant to Article 6A(e)(i), 6A(e)(ii), or 6A(f) or 6A(g) hereof;

(ii)                                  No Adjustment of Conversion Price.  No adjustment in the conversion price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for any Additional Ordinary Shares issued or deemed to be issued by the Company is less than the conversion price in effect on the date of, and immediately prior to such issue.

(iii)                               Options and Convertible Securities.  In the event that the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Article 6A(h)(v) hereof) of such Additional Ordinary Shares would be less than the conversion price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(1)                                 no further adjustment in the conversion price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

(2)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the conversion price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)                                 upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the conversion price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)                               in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration that should have been received by the Company for the issue of all such Options, whether or not exercised, plus the consideration that should have been received by the Company upon such exercise under the terms of such Options, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, that should have been received by the Company upon such conversion or exchange under the terms of the Convertible Securities, and

(B)                               in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration that should have been received by the Company under the terms of such Options for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(4)                                 no readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the conversion price to an amount which exceeds the lower of (i) the Original Series A Issue Price, Original Series A-1 Issue Price, as applicable; (ii) the applicable conversion price that would have resulted from other issuances of Additional Ordinary Shares after the applicable Original Issue Date; and

(5)                                 in the case of an Option which expires by its terms not more than thirty (30) days after the date of issue thereof, no adjustment of the conversion price shall be made until the expiration or exercise of such Option, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

(iv)                              Adjustment of Conversion Price Upon Issuance of Additional Ordinary Shares. (1) In the event that the Company shall issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 6A (h)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price, in case of conversion of Series A Preferred Shares, in effect on the date of and immediately prior to such issuance, then and in such event such Series A Preferred Conversion Price, as applicable, shall be adjusted in accordance with the following weighted average formula: CP2 = CP1 * (A+B) / (A+C),

Where:

CP2                           =                                         New Series A Preferred Conversion Price

CP1                           =                                         Series A Preferred Conversion Price in effect immediately prior to new issue

A                                       =                                         Number of Ordinary Shares and Ordinary A Shares deemed to be outstanding immediately prior to new issue (includes all outstanding Ordinary Shares, all outstanding Preferred Shares and Ordinary A Shares and any securities convertible into Preferred Shares or Ordinary A Shares on an as-converted basis, and all outstanding Options on an as-exercised basis; but not including any Convertible Securities converting on or before the date of adoption of these Articles).

B                                       =                                         Aggregate consideration received by the Company with respect to the new issue divided by CP1

C                                       =                                         Number of shares issued in the subject transaction.

(2)                                 In the event that the Company shall issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 6A (h)(iii)) without consideration or for a consideration per share less than the Series A-1 Conversion Price applicable to any Series A-1 Preferred Share, in case of conversion of Series A-1 Preferred Shares, in effect on the date of and immediately prior to such issuance, then and in such event such Series A-1 Preferred Conversion Price, as applicable, shall be adjusted in accordance with the following weighted average formula: A1CP2 = A1CP1 * (D+E) / (D+F),

Where:

A1CP2         =                                         New Series A-1 Preferred Conversion Price

A1CP1         =                                         Series A-1 Preferred Conversion Price in effect immediately prior to new issue

D                                       =                                         Number of Ordinary Shares and Ordinary A Shares deemed to be outstanding immediately prior to new issue (includes all outstanding Ordinary Shares, all outstanding Preferred Shares and Ordinary A Shares and any securities convertible into Preferred Shares or Ordinary A Shares on an as-converted basis, and all outstanding Options on an as-exercised basis; but not including any Convertible Securities converting on or before the date of adoption of these Articles).

E                                        =                                         Aggregate consideration received by the Company with respect to the new issue divided by A1CP1

F                                         =                                         Number of shares issued in the subject transaction.

(v)                                 Determination of Consideration.  For purposes of this Article 6A(h), the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(1)                                 Cash and Property.  Such consideration shall:

(A)                               insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and discounts or commissions paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

(B)                               insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue as determined by the Company’s Board of Directors in good faith.

(2)                                 Options and Convertible Securities.  The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 6A(h)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as determined in Article 6A(h)(iii) hereof.

(i)                                     No Impairment.  The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 6A and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Preferred Shareholders against impairment.

(j)                                    No Fractional Shares and Certificate as to Adjustment.

(i)                                     No fractional shares shall be issued upon the conversion of any Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded up to the nearest whole share.  Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

(ii)                                  Upon the occurrence of each adjustment or readjustment of the conversion price pursuant to this Article 6A, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Preferred Shareholder (including any holder of securities convertible into Preferred Shares) a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the reasonable written request at any time of any Preferred Shareholder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the conversion price for the Preferred Shares at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

(k)                                 Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each Preferred Shareholder, at least seven (7) business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(l)                                     Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of Preferred Shares and Ordinary A Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares and Ordinary A Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares and Ordinary A Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.  In the event any Preferred Shares shall be converted pursuant to these Articles, the shares so converted shall not be issuable by the Company and the Articles shall be appropriately amended to effect the corresponding change in the Company’s share capital.

(m)                             Notices.  Unless specifically provided under Article 6A, any notice required by the provisions of this Article 6A to be given to the Preferred Shareholders shall be deemed given within ten (10) days of deposit in Israeli mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

7.                                      Increase of Share Capital; Modification of Rights

(a)                                 Subject to Articles 6A, 74 and 75, the Company may, upon a resolution of the Shareholder(s) at a General Meeting, from time to time, increase its share capital by the creation of new shares.  Any such increase shall be in such amount and shall be divided into shares of such nominal amounts or without nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the resolution approving the creation of such shares shall provide.  Except to the extent otherwise provided in the resolution creating such new shares, such new shares shall be subject to all the provisions applicable to the shares of the original capital.  Without prejudice to any special rights previously conferred upon the holders of existing Shares in the Company, and subject to Articles 6A, 74 and 75, the Company may, from time to time, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in the resolution pursuant to which such shares are created.

(b)                                 (i)                                     If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, subject to the consent in writing of all of the holders of the issued shares of such class or the sanction of a resolution passed at a separate General Meeting by the holders of a majority of the shares of such class and subject to the provisions of Articles 74 and 75.

(ii)                                  The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more Shareholders present in person or by proxy and holding no less than a majority of the issued shares of such class and subject to the provisions of Article 74 and 75.

(iii)                               Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 7(b) or otherwise, to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.  Notwithstanding the foregoing, to the maximum extent permitted under applicable law, and unless otherwise explicitly provided by these Articles (including Articles 74 and 75), all shareholders of the Company shall vote together as a single class on any matter presented to the shareholders and all matters shall require the approval by the holders of a majority of the voting power of the Company represented at the meeting of all shareholders of all classes voting together as a single class, on as converted basis, including, without limitation, any amendment to these Articles, any issuance of securities of the Company (including, without limitation, the increase of the authorized number of shares of an existing class of shares and the creation of a new class of shares with equal or superior rights to any of the existing class of shares), or any transaction under Sections 341 or 350 of the Israeli Companies Law.

7A.                             Consolidation, Subdivision, Cancellation and Reduction of Share Capital

(a)                                 Subject to Articles 6A, 74 and 75, the Company may, from time to time, (subject, however, to the provisions of these Articles and to applicable law):

(i)                                     consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

(ii)                                  subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject, however, to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

(iii)                               cancel any shares which, at the date of the adoption of such resolution have not been taken or agreed to be taken by any person (provided there is no obligation of the Company, including a contingent obligation, to issue the shares,), and diminish the amount of its share capital by the amount of the shares so cancelled subject to applicable law; or

(iv)                              reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)                                 With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors, subject to Articles 6A, 74 and 75, may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

(i)                                     determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(ii)                                  allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)                               redeem, in the case of redeemable shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv)                              cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this Article.

7B.                             Issuance of Share Certificates; Replacement of Lost Certificates

(a)                                 Share certificates shall be issued under the [rubber stamp]1 of the Company and shall bear the signature of a director or of any other person or persons authorized thereto by the Board of Directors.

(b)                                 Each shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares.  Each certificate may specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

(c)                                  A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Share Register in respect of such co-ownership.

(d)                                 If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

7C.                             Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person and the Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any shares or any right whatsoever in respect of any shares other than an absolute right to the entirety thereof in the registered holder.

8.                                      Allotment of Shares; Pre-emptive Rights

(a)                                 Subject to the provisions of Articles 74, 75 and 8(b), the shares shall be under the control of the Board of Directors, which shall have the power to allot shares or otherwise dispose of them to such entities or persons, on such terms and conditions, and at such times, as the Board of Directors may deem appropriate, and shall have the power to give to any entity or person the option to acquire any shares from the Company, during such time and for such consideration as the Board of Directors may think fit.

1 Brackets in original

(b)                                 Prior to the consummation of the closing of the Company’s initial firmly underwritten public offering of its Ordinary Shares pursuant to an effective registration statement under the Securities Act or equivalent law of another jurisdiction (the “IPO”), the Company shall not issue, sell or exchange, or agree to issue, sell or exchange, any new securities of the Company, including, without limitation, (i) Ordinary Shares; (ii) Ordinary A Shares; (iii) Preferred Shares; (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (v) any debt securities convertible into Shares of the Company (the “Offered Securities”), unless in each such case the Company shall have first complied with the provisions set forth below (herein, “New Securities”).  For the purpose hereof, “New Securities” shall not include any securities detailed under Articles 6A(i)(4)(A) - 6A(i)(4)(F) above.

(c)                                  The Company shall deliver to each Shareholder holding at least 4% (four percent) of the total issued and outstanding share capital of the Company (on an as converted basis) (such Shareholders, collectively hereinafter referred to as a “Eligible Shareholder”) a written notice of any proposed or intended issue, sale or exchange of Offered Securities (the “Offer”), which shall: (A) identify and describe the Offered Securities; (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged; and (C) state the respective number of Offered Securities that each Eligible Shareholder has the right to purchase, equal to the Eligible Shareholder’s Pro-Rata Share. “Pro-Rata Share” means the ratio between (i) the aggregate number of Preferred Shares (on an as-converted basis) and/or Ordinary A Shares (on an as-converted basis) and/or Ordinary Shares of the Company then held by an Eligible Shareholder and (ii) the total number of then issued and outstanding share capital of the Company, on an as-converted basis and assuming the exercise of all options outstanding under the Company’s stock plans.

(d)                                 Each Eligible Shareholder shall be entitled, for a period of ten (10) days following the delivery of the Offer, to purchase, at a price and upon the other terms specified in the Offer, all or part of its Pro-Rata Share of the Offered Securities by delivering a written notice to the Company (the “Notice of Acceptance”).  The Offer, by its terms, shall remain open and irrevocable for such ten (10) day period.

At the expiration of such ten (10) day period, the Company shall promptly notify each Eligible Shareholder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Eligible Shareholder”) of any other Eligible Shareholder’s failure to do likewise.  During the seven (7) day period commencing after the Company has given such notice, each Fully Exercising Eligible Shareholder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Eligible Shareholders were entitled to subscribe but that were not subscribed for by the Eligible Shareholders which is equal to the proportion that the Ordinary Shares issued and held, or issuable upon conversion and/or exercise, as applicable, of Preferred Shares, Ordinary A Shares and any other Options then held, by such Fully Exercising Eligible Shareholder bears to the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable of the Preferred Shares, the Ordinary A Shares and any other Options then held, by all Fully Exercising Eligible Shareholders who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Article 8(d) shall occur within the later of one hundred and twenty (120) days of the date that the Offer is given and the date of initial sale of New Securities pursuant to Section 8(e)

(e)                                  In the event that all Offered Securities referred to in the Offer are not elected to be purchased or acquired as provided in Article 8(d), the Company shall have ninety (90) days from the expiration of the period set forth in Section 8(d) above to issue, sell or exchange the remaining unsubscribed portion of the Offered Securities (the “Refused Securities”), however only upon terms and conditions (including, without limitation, prices and payment) not more favorable than those described in the Offer.  Any terms and conditions more favorable shall again be subject to the preemptive right of the Eligible Shareholders as described above.

(f)                                   If the Company has not sold the Refused Securities within said ninety (90) day period the Company shall not thereafter issue or sell any Refused Securities without first offering such securities to the Eligible Shareholders in the manner provided above.

(g)                                  At the discretion of the Investor, certain of its shareholders or limited partners who are Permitted Transferees of the Investor, as the case may be, shall have the right to exercise Investor’s rights pursuant to this Article 8.

(h)                                 Section 290 of the Israeli Companies law shall not apply to issuance of any securities, including the New Securities, by the Company.

9.                                      Payment in Installments

If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

10.                               Calls on Shares

(a)                                 The Board of Directors may, from time to time, make such calls as it may think fit upon shareholders in respect of any sum unpaid in respect of shares held by such shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed.  Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

(b)                                 Notice of any call shall be given in writing to the Shareholder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such Shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place.  In the event of a call payable in installments, only one notice thereof need be given.

(c)                                  If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

(d)                                 The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

(e)                                  Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

(f)                                   Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

11.                               Prepayment

With the approval of the Board of Directors, any Shareholder may pay to the Company any amount not yet payable in respect of his Shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors.  The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty.  Nothing in this Article 11 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

12.                               Forfeiture and Surrender

(a)                                 If any Shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made.  Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys’ fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

(b)                                 Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c)                                  Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)                                 The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any Share, subject to applicable law.

(e)                                  Any Share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re- allotted or otherwise disposed of as the Board of Directors thinks fit.

(f)                                   Any Shareholder whose Shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so.  In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owed by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

(g)                                  The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 12.

13.                               Lien

(a)                                 Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien on all the Shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such Shares on the part of any other person), and on the proceeds of the sale thereof, in respect of any portion of the consideration due in connection with the issuance and sale of such shares which has not been fully paid (if at all), whether the period for the payment, fulfillment or discharge of such portion of the consideration shall have actually arrived or not.  Such lien shall extend to all dividends from time to time declared in respect of such share.  Unless otherwise provided, the registration by the Company of a transfer of Shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)                                 The Board of Directors may cause the Company to sell any Shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such Shareholder, his executors or administrators.

(c)                                  The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such Shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

14.                               Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the Shares so sold and cause the purchaser’s name to be entered in the register of Shareholders of the Company set up in compliance with Section 130 of the Companies Law (the “Share Register”) in respect of such Shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Share Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

15.                               Redeemable Shares; Purchase of Company Securities

The Company may, subject to applicable law, issue redeemable shares and redeem the same or issue conditional securities with such conditions so as such securities may be cancelled or revoked or may be considered to have been cancelled or revoked upon the fulfillment of such conditions.

Without derogating from the forgoing, the Company may, subject to and in accordance with the provisions of the Companies Law, purchase or undertake to purchase, or provide finance and/or assistance or undertake to provide finance and/or assistance, directly or indirectly, with respect to the purchase of, its shares or securities which may be converted into shares of the Company or which confer rights upon the holders thereof to purchase shares of the Company.

TRANSFER OF SHARES

16.                               Effectiveness and Registration

(a)                                 No transfer of shares in the Company shall be effective unless made in compliance with these Articles and approved by the Board of Directors (with the exception of the transfer of shares to a Shareholder exercising its rights under Articles 17- 18 below or to a Permitted Transferee, which does not require the approval of the Board of Directors.).  The Board of Directors shall not unreasonably withhold approval of any transfer made in compliance with these Articles.

(b)                                 No transfer of shares shall be registered unless a proper instrument of transfer shall be made in writing in a form approved by the Board of Directors that has been submitted to the Company, together with the share certificate(s) and/or such other evidence of title as the Board of Directors may reasonably require.  Until the transferee has been registered in the Share Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

17.                               Right of First Refusal.  Subject to the provisions of Article 16 above, the following provisions shall govern the transfer of shares in the Company:

17.1                        Prior to an IPO, and except with respect to transfers to Permitted Transferees, no Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber (each a “Disposition” or “to Dispose of”) Securities, and the Company shall not register such Disposition, unless the Company first and the Eligible Shareholders second shall have been afforded the opportunity to exercise their Right of First Refusal or Right of Co-Sale as defined below.  For purposes of these Articles, the term “Securities” shall mean, collectively, any Shares of the Company and any securities convertible into Shares of the Company (including any right to purchase Shares of the Company) of any class or series, now owned or hereafter acquired by their respective holder (including all dividend shares and shares issued due to recapitalization in connection with shares now owned or hereafter acquired thereby).

17.2                        Any Shareholder (hereinafter: the “Offeror”) who wishes to effect any Disposition of any or all of its Securities (the “Offered Securities”), to a third party (the “Purchaser”), other than to the Company (solely in connection with the repurchase of Ordinary Shares from any current or former employee pursuant to any repurchase agreement or incentive plan) or to any person or entity which is at such time a Permitted Transferee of such Offeror, with or without consideration, shall first offer by written notice to the Company and to each of the Eligible Shareholders (the “Offer”) offering them to purchase their respective Pro-Rata Share of the Offered Securities. “Pro-Rata Share” means the ratio between (i) the aggregate number of issued and outstanding shares then held by an Eligible Shareholder (on an as-converted basis) and (ii) the total number of then issued and outstanding share capital of the Company held by all Eligible Shareholders, on an as- converted basis.

17.3                        The Offer shall include: (A) the Offeror’s intention to sell or otherwise transfer the Offered Securities; (B) identity of Purchaser and description of the Offered Securities; (C) description of the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged; and (D) per each Eligible Shareholder, the number of Offered Securities that such Eligible Shareholder has the right to purchase, equal to the Eligible Shareholder’s Pro-Rata Share.

17.4                        Each Eligible Shareholder shall have ten (10) days following the delivery of the Offer (the “Response Period”), to purchase, at a price and upon the other terms specified in the Offer, all or part of its Pro-Rata Share by delivering a written notice to the Offeror (the “Notice of Acceptance”).  The Offer, by its terms, shall remain open and irrevocable for such ten (10) day period.

If Notices of Acceptance were given with respect to some but not all of the Offered Securities by the end of the Response Period, then the Company shall, immediately after the expiration of the Response Period, send written notice (the “Company Undersubscription Notice”) to those Eligible Shareholders who fully exercised their Right of First Refusal within the Response Period (the “Exercising Eligible Shareholders”).  Each Exercising Eligible Shareholder shall, subject to the provisions of this Article 17.4, have an additional option to purchase all or any part of the balance of any such remaining unsubscribed Offered Securities on the terms and conditions set forth in the Offer.  To exercise such option, an Exercising Eligible Shareholder must deliver an under subscription reply notice to the Offeror and the Company within seven (7) days after the expiration of the Response Period.  In the event there are two or more such Exercising Eligible Shareholders that choose to exercise the last-mentioned option for a total number of remaining Securities in excess of the number available, the remaining Securities available for purchase under this Article 17.4 shall be allocated to such Exercising Eligible Shareholders pro rata based on the Pro-Rata Share of each such Exercising Eligible Shareholder.  If the options to purchase the remaining Securities are exercised in full by the Exercising Eligible Shareholders, the Company shall immediately notify all of the Exercising Eligible Shareholders and the Offeror of that fact.  The closing of the purchase of Offered Securities by the Company and the Eligible Shareholders shall take place, and all payments from the Company and the Eligible Shareholders shall have been delivered to the Offeror, by the later of (i) the date specified in the Offer as the intended date of the proposed transfer and (ii) forty-five (45) days after delivery of the Offer.

17.5                        Notwithstanding the foregoing, if the total number of Offered Securities that the Company (solely in connection with the repurchase of Ordinary Shares from any current or former employee pursuant to any repurchase agreement or incentive plan) and the Eligible Shareholders have agreed to purchase is less than the total number of Offered Securities, then the Company and the Eligible Shareholders shall be deemed to have forfeited any right to purchase such Offered Securities, and the Offeror shall have ninety (90) days from the expiration of the Response Period to effect the contemplated Disposition of all (but not part) of the Offered Securities, however only upon terms and conditions (including, without limitation, prices and payment) not more favorable than those described in the Offer.  Any terms and conditions more favorable shall again be subject to the right of first refusal of the Eligible Shareholders as described above.  In the event that such Offeror has not sold all of the Offered Securities to the Third Party within the ninety (90) day period, such Offeror shall not thereafter sell any shares without first re-offering such shares to the Eligible Shareholders in the manner provided above.

17.6                        Notwithstanding anything to the contrary in these Articles, while the Founders are bound by an indemnification undertaking towards the Investor pursuant to a Share Purchase Agreement dated July 17, 2007, by and between the Investor, the Company, the Founders and other Shareholders of the Company, no Founder may sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber or pledge any of his holdings in the Company, other than with the prior written consent of the Investor.

17.7                        For the purposes of the Articles:

A “Permitted Transferee” shall mean, with respect to any Shareholder, (a) if such Shareholder is a corporation, any Person directly or indirectly controlled by, controlling or under common control with such Shareholder or if the Shareholder is a partnership, any general partners, limited partners, former partners or affiliated partnerships managed directly or indirectly by the same manager or managing partner or management company, or managed directly or indirectly by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company and (b) if such Shareholder is a Person, such Person’s spouse or children and/or a corporation wholly owned by such Person and/or such Person’s spouse or children, and/or any trust for the benefit of any lineal descendant of such Person and (c) with respect only to the Investor, notwithstanding the provisions of sections (a) and (b) above, also Robert Taub and Uwe Wascher, a company wholly owned by Messrs. Robert Taub and Uwe Wascher, and a Venture Capital Fund established by Mr. Robert Taub on or before the 12 month anniversary of the Effective Date, in which Mr. Taub will be involved in management capacities and/or other capacities of material influence; and in each of (a), (b) and (c) above, where such Person or entity, by written notice to the Company, undertakes to be bound by the terms and condition of these Articles and any agreement between the transferor and the Company as a condition to such transfer and the Offeror undertakes to reacquire the transferred securities in the event the conditions set forth in this Article 17.7(a), (b) and (c) cease to be satisfied.

“Person” means any non-incorporated natural legal entity including an individual, or unincorporated association, joint venture, or other non-incorporated entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Effective Date” means the date of adoption of these amended Articles by the Company’ Shareholders.

The right of first refusal afforded hereunder to any Eligible Shareholder may be assigned to and exercised by such Eligible Shareholder’s Permitted Transferees.

18.                               Right of Co-Sale.

18.1                        Until an IPO and without derogating from the terms of these Articles, to the extent that all Eligible Shareholders do not exercise their rights of first refusal as to all of the Offered Securities to be transferred pursuant to Article 17, then each Eligible Shareholder (a “Selling Holder” for purposes of this Article) which notifies the Offeror in writing within the Response Period after receipt of the Offer referred to in Section 17.2 of the exercise of its Co-Sale Right in the event that the provisions of Article 17.5 shall apply (the “Transfer Notice”), shall have the right to participate in any Disposition of the Offered Securities (including without limitation for purposes of this Article 18, any securities convertible into or exercisable for any shares of the Company, or any agreement or commitment to issue any of the foregoing) by the Offeror on the same terms and conditions as specified in the Offer, provided however that such right shall apply only with respect to an aggregate number equal to 50% of the Securities of the Company proposed to be sold by the Selling Holder and, if the Selling Holder is a Founder, such right shall apply with respect to an aggregate number equal to 80% of the Securities of the Company proposed to be sold by such Founder.  A Selling Holder’s notice to the Offeror shall indicate the number of Securities that the Selling Holder wishes to sell under his, her or its right to participate.  To the extent one or more of the Selling Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Securities that the Offeror may Dispose of shall be correspondingly reduced.

18.2                        Each Selling Holder may sell all or any part of that number of Securities equal to the product obtained by multiplying (i) 50% (or, in the case that the Selling Holder is a Founder, 80%) of the aggregate number of Securities covered by the Transfer Notice by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preferred Shares and/or Ordinary A Shares) owned by the Selling Holder on the date of the Offer, and the denominator of which is the total number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preferred Shares and/or Ordinary A Shares) owned by the Offeror plus those owned by all of the Selling Holders on the date of the Offer.

18.3                        Each Selling Holder shall effect its participation in the sale by promptly delivering to the Offeror for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent: (i) the type and number of Securities which such Selling Holder elects to sell; or (ii) that number of Securities which are at such time convertible into the number of Ordinary Shares which such Selling Holder elects to sell.

18.4                        The share certificate or certificates delivered pursuant to Section 18.3 shall be transferred to the prospective purchaser in consummation of the sale of the shares pursuant to the terms and conditions specified in the Offer, and the respective portion of the sale proceeds to which each Selling Holder is entitled by reason of its participation in such sale shall be remitted accordingly to each Selling Holder.  To the extent that any prospective Purchaser or Purchasers prohibits such assignment or otherwise refuses to purchase shares or other Securities from a Selling Holder exercising its rights of co-sale hereunder, the Offeror shall not sell to such prospective Purchaser or Purchasers any securities unless and until, simultaneously with such sale, the Purchaser shall purchase such shares or other Securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Offer.

18.5                        To the extent that the Selling Holders have not exercised their rights to participate in the Disposition of Securities within the time periods specified in this Section 18, the Offeror shall have a period of ninety (90) days from the expiration of such rights in which to sell such shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice.  The third-party transferee(s) shall acquire rights to such shares subject to the first refusal & co-sale rights under these Articles.  In the event Offeror does not consummate the sale or disposition of such shares within the ninety (90) day period from the expiration of these rights, the Selling Holders’ co-sale rights shall continue to be applicable to any subsequent Disposition of shares by shareholder.  Furthermore, the exercise or non-exercise of the rights of the Selling Holders under this Article 18 shall not adversely affect their rights to subsequently participate in Dispositions of shares by shareholders.

18.6                        The rights and/or restrictions provided under Articles 17 and 18, shall terminate immediately prior to an IPO and/or a Liquidation Event (as such term is defined in Section 73 below).

19.                               Drag Along.

(a)                                 Without prejudice to the rights under Articles 74 and 75 hereto, at any time prior to the consummation of the Qualified IPO, in the event that (i) one or more bona fide offer from any third party person or entity (the “Purchaser”) is made to purchase all the Company’s issued and outstanding shares (and such sale is conditioned upon the sale of all the issued shares of the Company to the Purchaser) and such sale is approved by Shareholders holding at least ninety percent (90%) of the Company’s issued and outstanding share capital (on an as-converted basis), and/or (ii) a Purchaser offers to effect a transaction in which the Company is either to merge or consolidate with or into another company or to sell all or substantially all of its assets, and such transaction is approved by Shareholders holding at least seventy five percent (75%) of the Company’s issued and outstanding share capital (on an as-converted basis) (the Shareholders approving any of the forgoing, collectively, the “Proposing Shareholders”) then all remaining shareholders (the “Non- Proposing Shareholders”) will be required to sell their shares to such Purchaser and take such other and/or further action as may be required of them in order to facilitate their participation in such sale (the “Compulsory Sale”), at the same price and upon the same terms and conditions as in the offer made to the Proposing Shareholders, provided however, that the distribution of the proceeds of such Compulsory Sale will be effected in accordance with the provisions applicable to Liquidation Preference (as defined below).

(b)                                 The aforesaid percentages (90% and 75%) requirement is hereby also determined for the purposes of Section 341 of the Companies Law.

(c)                                  Each Shareholder hereby agrees to vote in favor of any resolution brought before a general and/or class meeting in order to consummate the Compulsory Sale, and to take all steps and actions, including signing all documents and delivery of share certificates, as are required to fully effect such transaction and hereby waives any appraisal rights with respect thereto.

(d)                                 All Shareholders shall be deemed to have given an irrevocable proxy to such person as shall be designated by the Proposing Shareholders to vote for, and sign all documents in connection with, the acceptance of such Compulsory Sale and at the closing of such Compulsory Sale all of the Shareholders will transfer all their securities to such person or entity at the same price and terms as the Compulsory Sale, with appropriate adjustments to reflect any applicable liquidation or other respective preferences and priorities of the Preferred Shares and Ordinary A Shares.  In the event that a Shareholder fails to surrender its share certificate, or any other instrument evidencing its securities in connection with the consummation of the Compulsory Sale, such certificate or instrument shall be deemed canceled, the Company shall be authorized to issue a new certificate or instrument in the name of the person making the Compulsory Sale, the Board of Directors shall be authorized to establish an escrow account into which the consideration for such canceled securities shall be deposited and a trust to administer such account.

20.                               Suspension of Registration; Miscellaneous

(a)                                 The Board of Directors may suspend the registration of transfers during the five (5) days immediately preceding any General Meeting.

(b)                                 To avoid any doubts, neither the suspension nor registration of transfers pursuant to Article 20(a) above shall constitute nor be deemed as closing of any of the above records or registers.

(c)                                  The Company shall not issue any securities, or any other right to subscribe for, or convert to, securities (including options or shares issued or granted under stock option or share incentive plan approved by the Board of Directors), or effect any transfer of securities, by any shareholder until it has satisfactory evidence that such subscriber or transferee (to the extent not a Shareholder prior to the issuance or transfer) shall be bound by, and be subject to, the provisions of Articles 16 - 20.

(d)                                 Articles 16- 20 shall also apply to the sale or other transfer of shares by a receiver, liquidator or trustee in bankruptcy, administrator of an estate, executor of a will, etc., to the extent lawfully applicable.

TRANSMISSION OF SHARES

21.                               Decedents’ Shares

(a)                                 In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

(b)                                 Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a Shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.                               Receivers and Liquidators

(a)                                 The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

(b)                                 The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

23.                               Annual General Meetings

The Company shall hold an Annual General Meeting every calendar year, not being more than fifteen (15) months after the last preceding Annual General Meeting.  Subject to the provisions of these Articles and the Companies Law, the purposes of the Annual General Meeting shall be:

(i)                                     to receive and review the balance sheet of the Company,

(ii)                                  to appoint an Auditor in accordance with Article 38 hereof, and

(iii)                               to approve the remuneration of the Auditor, as determined by the Board of Directors, or authorize the Board of Directors to determine such remuneration.

24.                               Special General Meetings

(a)                                 All General Meetings other than Annual General Meetings shall be called “Special General Meetings” (Annual General Meetings and Special General Meetings shall be collectively referred to herein as “General Meetings”).

(b)                                 The Board of Directors may, whenever it thinks fit, convene a General Meeting at such time and place, within or outside of the State of Israel, as may be determined by the Board of Directors, and shall be obligated to do so upon requisition in writing in accordance with Sections 62 or 63 of the Companies Law.

25.                               Notice of a Meeting and Agenda

(a)                                 Upon the receipt of a written request under any of the circumstances noted above, the Chairman of the Board of Directors (the “Chairman”), and in the absence of a Chairman, any director receiving such written request, shall convene a General Meeting.  Notice regarding the convening of a General Meeting shall be provided to each shareholder in writing not less than seven (7) business days prior to the meeting unless the right to such notice is waived in writing by all of the shareholders as to a particular meeting.  Such notice shall include a reasonable description of the General Meeting’s agenda as well as its date and place.  The accidental omission to provide notice to any shareholder or the non-receipt of notice sent to a shareholder shall not invalidate the proceedings of a General Meeting, to the extent permitted by applicable law.

(b)                                 The agenda of a General Meeting will be determined by the Board of Directors and will be comprised of matters for which such a meeting was convened and/or matters raised in advance by one or more shareholders who have the right to determine such matters under any applicable law; provided however, that it is appropriate for such matter to be raised at such a General Meeting in accordance with the provisions of the Companies Law.

(c)                                  Notwithstanding any other provision of these Articles to the contrary, and subject to applicable law, the Board of Directors may fix a date, not exceeding thirty (30) days prior to the date of any general meeting, as the date as of which shareholders entitled to notice of and to participate and vote at such meeting shall be determined, and all persons who were registered in the Register as holders of voting shares on such date and no others shall be entitled to notice of and to vote at such meeting.  A determination of shareholders of record entitled to notice of and to vote at any meeting shall apply to any adjournment of such meeting, provided however, that the Board of Directors may fix a new record date for the adjourned meeting.

PROCEEDINGS AT GENERAL MEETINGS

26.                               Quorum

Two or more shareholders present in person or by proxy and holding shares conferring a majority (51%) of the voting power of Shareholders of the Company shall constitute a quorum at General Meetings.  No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present at the commencement of the meeting.  General Meetings may be held telephonically or by any other means of communication, provided, however, that each shareholder participating in such meeting can hear all of the other shareholders participating in such meeting.

If within one half of an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under Sections 63 or 64 of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such time and place as the Chairman, as defined herein below, may determine with the consent of the majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment.  No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.  At such adjourned meeting, any shareholder (not in default as aforesaid under Articles 12, 13 and/or 14) present in person or by proxy and holding shares conferring at least 20% of the voting power of the Shareholders of the Company, shall constitute a quorum.

27.                               Chairman at General Meetings

The Chairman of the Board of Directors shall preside as Chairman at every General Meeting of the Company.  If there is no such Chairman, or if at any meeting the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting, or is unwilling to act as Chairman, the shareholders present shall choose someone of their number to be Chairman.  The office of Chairman, to the extent a Chairman is elected, shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he or she is also a shareholder or such proxy).

28.                               Adoption of Resolutions at General Meetings

(a)                                 Unless specified otherwise in these articles of association including without limitation the provisions of Articles 74 and 75 below, a resolution shall be deemed adopted if approved, in person or by proxy, by the holders of a majority of the voting power represented at the meeting and voting thereon.

(b)                                 Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by an Shareholder present in person or by proxy and entitled to vote at the meeting, the same shall by decided by such ballot.  A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands.  If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.  The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another Shareholder may then demand such written ballot.  The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

(c)                                  A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

29.                               Power to Adjourn

(a)                                 The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b)                                 It shall not be necessary to give any notice of an adjournment, pursuant to Article 29(a), unless the meeting is adjourned for seven (7) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

30.                               Resolutions in Writing

A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at General Meetings or to which all such shareholders have given their written consent (by e-

mail, facsimile, letter or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

31.                               Voting Rights

(a)                                 Any shareholder entitled to vote may vote either personally or by proxy (who need not be a shareholder of the Company), or, if the shareholder is a company or other corporate body, by a representative authorized pursuant to Article 32(b).

(b)                                 If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Share Register.

PROXIES

32.                               Instrument of Appointment

(a)                                 The instrument appointing a proxy shall be in writing and shall be substantially in a form approved by the Board of Directors of the Company.

(b)                                 The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its registered office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the chairman at such meeting.

33.                               Effect of Death of Appointer or Revocation of Appointment

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death, liquidation or winding-up of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided, however, that no written intimation of such death, liquidation, winding-up revocation or transfer shall have been received by the company or by the chairman of the meeting before such vote is cast and provided, further, that the appointing shareholder, may revoke the appointment by means of a written notification to the chairman received by the Company prior to the meeting in which such proxy was voted.

BOARD OF DIRECTORS

34.                               Powers of Board of Directors

(a)                                 In General

In addition to all powers and authorities of the Board of Directors as specified in the Companies Law, the determination of the Company’s policy, and the supervision of the Chief Executive Officer and the Company’s officers shall be vested in the Board of Directors.  The Board of Directors may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meetings, including but not limited to those actions described in Section 92 of the Companies Law.

The authority conferred on the Board of Directors by this Article 34 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

Without prejudice to any of the general powers granted to the Board of Directors in accordance with the above Article and any other powers granted to it under these Articles, and without restricting or reducing in any way any of the above mentioned powers, it is hereby explicitly declared that the Board of Directors shall have the following powers:

(b)                                 Borrowing Power: The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture shares, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c)                                  Reserves: The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

(d)                                 Trustees: The Board of Directors may, from time to time, appoint a person or persons (whether they be incorporated or not) to receive and hold in trust for the Company any property whatsoever that belongs to the Company or that the Company has an interest in, or for any other purpose and to execute and perform all actions, deeds and necessary activities with relation to any such trust, and to see to the remuneration of any such trustee(s).

(e)                                  Legal Proceedings: The Board of Directors may, from time to time, initiate, manage, defend, compromise or discontinue any and all legal proceedings on behalf of or against the Company or its officials or that pertain in any way to its affairs, and to compromise and extend the period for payment or discharge of any debt due or suits or claims by or against the Company and/or refer any suit or claim by or against the Company to arbitration, mediation or any other form of settlement.

35.                               Exercise of Powers of Directors

A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors.

36.                               Delegation of Powers

(a)                                 The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of two or more persons, one of which shall be a Mr. Taub or a director appointed by Mr. Taub, in accordance with his sole discretion (as long as Mr. Taub is entitled to serve on the Board of Directors or as long as he is entitled to appoint any other representative to the Board of Directors, as the case may be, under these Articles), and it may from time to time revoke such delegation or alter the composition of any such committee.  Any Committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors.  The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article 36.  Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b)                                 Without derogating from the provisions of Article 49, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a President and a Secretary to the Company, as well as other officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person.  The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

(c)                                  The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

37.                               Number and Identity of Directors; Observers

37.1

(a)                                 The Board of Directors of the Company (the “Board of Directors”) shall consist of up to eight (8) members (the “Directors”) and the Directors shall be appointed and removed as follows:

(i)                                     Mr. Taub, shall be entitled to appoint four (4) Directors, initially being Mr. Robert Taub, Uwe Wascher, [                              ], and [                              ]2; (the Directors appointed under this clause (i), the “Taub Directors”).

(ii)                                  As long as Capital Point Ltd. holds at least 10 % of the Company’s issued and outstanding share capital on a fully-diluted basis, it shall be entitled to appoint two (2) Directors, initially being Yossi Tamar and Dr. Shuki Gliteman; In case the holdings of Capital Point, drops below 10%, then as long as it holds at least 5% of the Company’s issued and outstanding share capital on a fully-diluted basis, it shall be entitled to appoint one (1) Director, initially being Mr. Yossi Tamar (the Directors appointed under this clause (ii) the “Ordinary A Directors”).

(iii)                               One member of the Board shall be the Company’s then Chief Executive Officer, appointed in accordance with the provisions of Article 49 hereinafter; provided that Chief Executive Officer shall be automatically appointed as a Director as of the date of his appointment to the Chief Executive Officer’s office and automatically removed from office as of the date of his dismissal from the Chief Executive Officer’s office, all without the need for any further action including but not limited to any resolution at a General Meeting; and

(iv)                              One member of the Board shall be appointed by resolution of the Company’s Board of directors.

(b)                                 Each of the parties entitled to appoint a Director shall also be entitled to remove the Director appointed by such parties.

37.2                        For the avoidance of doubt, any representative serving as a Director pursuant to the provisions of Article 37.1 may be appointed to and removed from office by a written instrument delivered to the Company by the party or parties authorized to make such appointment, without the need for any further action including but not limited to any resolution at a General Meeting.  Such instrument of

2 Brackets in original

appointment shall be delivered in writing to the Company and shall contain the identity of the representative director.

A Director who has been appointed or removed from office in accordance with these Articles shall commence his service or shall cease to serve as Director, as the case may be, on the date specified in the written notice to the Company of appointment or removal from office (or in the absence of any specified date, on the date of the receipt by the Company of such notice).

37.3                        Without derogating from any right under these Articles:, (i) as long as the Founders hold at least 10 % of the Company’s issued and outstanding share capital on a fully- diluted basis they shall be entitled to appoint one observer to the Board of Directors and (ii) Mr. Taub is entitled to appoint one observer to the Board of Directors and (iii) as long as Dr. Jurgen Hambrecht holds at least 3% of the Company’s issued and outstanding share capital on a fully-diluted basis and provided that Dr. Hambrecht is not then serving as a member of the Board of Directors, Dr. Hambrecht shall be entitled to appoint one observer to the Board of Directors (each an “Observer”).  Each such Observer shall be appointed, removed or replaced by written notice to the Company, by the [holders of the majority of Company Shares among the Founders (as it applies to the Founders’ Observer),] by Mr. Taub (as it applies to Sub-article 37.3 (ii)) or by Dr. Hambrecht (as it applies to Dr. Hambrecht’s Observer), as the case shall be.  The notice of nomination of an Observer shall be in effect only as of the date on which the Company receives a written instrument duly signed by the Observer, indicating such Observer’s consent to be subject to the fiduciary duties, duties of care and confidentiality duties generally applicable to directors of a company pursuant to Israeli Law.

An Observer shall be entitled to receive notices of meetings of the Board of Directors concurrently with circulation of such notices among the members of the Board of Directors.  An Observer shall also be entitled to receive copies of any materials circulated among members of the Board of Directors in preparation for Board of Directors meetings and/or written action of the Board of Directors, and to participate at meetings of the Board of Directors (including receive copies of proposed resolutions in writing concurrently with circulation of such resolutions among the Corporation’s members of the Board of Directors).  Such Observer shall however have no voting rights in any meetings of the Board of Directors and his signature will not be required in order to give effect to written action of the Board of Directors or to a waiver of notice of meetings of the Board of Directors.

38.                               Removal of Directors

(a)                                 The office of a Director and/or Observer shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such Director’s and/or Observer’s death, (ii) such Director and/or Observer is convicted of an offense as described in Section 232 of the Companies Law, (iii) such Director and/or Observer is removed by a court of law in accordance with Section 233 of the Companies Law, (iv) such Director and/or Observer becomes legally incompetent, (v) if such Director and/or Observer is an individual, such Director and/or Observer is declared bankrupt, (vi) if such Director is a corporate entity, upon its winding-up liquidation, whether voluntary or involuntary, or (v) as set forth in Articles 37.1(b), 37.2 and 37.3 above.

(b)                                 The office of a Director and/or Observer may be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)                                  Subject to applicable law, a Director and/or Observer who has ceased to hold office shall be eligible for re-election or re-appointment.

39.                               Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, subject to the provisions of Articles 74 and 75 below.

40.                               Chairman of the Board of Directors.

40.1                        The Board of Directors shall elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place.  The Chairman of the Board shall take the chair at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within 15 (fifteen) minutes of the time appointed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the Chairman of such meeting.

40.2                        Unless provided explicitly in these Articles, the office of the Chairman of a meeting of the Board of Directors, whether he be the Chairman of the Board of Directors or any other member of the Board of Directors, by itself, shall not entitle the holder thereof to any extra or casting vote.

41.                               Remuneration of Directors

No Director shall be paid any remuneration by the Company for his services as Director except as may be approved pursuant to the provisions of the Companies Law.  Without derogating from the foregoing, the Company shall promptly reimburse all directors and observers for reasonable out-of-pocket expenses approved in advance by the Company’s board of directors and incurred for: (i) attending meetings of the Board of Directors or Committees of the Board of Directors and (ii) performing their respective duties as directors of the Company.  The Company shall always maintain director indemnity insurance for acts and omissions of each of the Company’s directors and shall provide each director with an indemnification agreement, subject to the limitations set forth in the Companies Law.

42.                               Conflict of Interests

Subject to the provisions of the Companies Law and these Articles the Company may enter into any contract or otherwise transact any business with any Director and/or Observer in which contract or business such Director and/or Observer has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director and/or Observer has a personal interest, directly or indirectly.

43.                               Alternate Directors

(a)                                 A director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever.  Unless the appointing director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

(b)                                 Any notice given to the Company pursuant to Article 43(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

(c)                                  An Alternate Director shall have all the rights and obligations of the director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him expressly provides otherwise), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any Committee of the Board of Directors while the director who appointed him is present.

(d)                                 Subject to the provisions of the Companies Law, any person may act as an Alternate Director, including an incumbent director.  One person may act as an Alternate Director for more than one Director.

(e)                                  The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, and such office shall ipso facto be vacated if the director who appointed such Alternate Director ceases to be a director.

(f)                                   An Alternate Director shall alone be responsible for his actions and omissions, and shall not be deemed an agent of the Director(s) who appointed him.

(g)                                  An Alternate Director shall be entitled to receive, so long as he serves as a Director, notice of meetings of the Board of Directors and of any relevant committees.

PROCEEDINGS OF THE BOARD OF DIRECTORS

44.                               Meetings

The Board of Directors shall be required to convene and adjourn its meetings at least once every calendar quarter (and not less than an aggregate of six times per year, unless otherwise agreed by Mr. Robert Taub or his proxy or another Taub Director in the event that Mr. Taub does not serve as a Taub Director (as long as such directors are entitled to serve on the board under these Articles), upon the written request of each director and otherwise meet, adjourn, and regulate such meetings and proceedings as the Directors see fit.  Notice of a meeting of the Board of Directors may be given verbally, by telephone or sent to all Directors at their registered addresses, by e-mail or facsimile or other reliable method of transmission at least three (3) business days’ prior to the meeting unless such notice is waived in writing as to a particular meeting.  Meetings of the Board of Directors may be held, within or outside of the State of Israel, telephonically or by any other means of communication, provided, however, that each Director participating in such meeting can hear all of the other Directors participating in such meeting.

45.                               Adoption of Resolutions

(a)                                 Each Director shall have one vote at meetings of the Board of Directors.

(b)                                 Subject to the provisions of Articles 74 and 75 below, resolutions of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and who are entitled to vote and actually vote thereon (without counting abstentions).  Resolutions shall not be passed in the event of a tie.

(c)                                  The Board of Directors shall be authorized to approve resolutions without convening a meeting; provided, however, that each Director then entitled to attend and vote at a meeting of the Board of Directors has expressed his/her consent to the approval of such resolutions.  The Chairman shall prepare and sign a written protocol of such resolutions and shall note each Director’s vote and the fact that each Director consented to the approval of such resolutions without convening an actual meeting of the Board of Directors.  Such resolution shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

(d)                                 Without derogating from Article 45(c) above, a resolution in writing signed (including via fax) by all of the Directors then in office and entitled to vote thereon shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

46.                               Quorum

(a)                                 Unless specified otherwise in these articles of association including without limitation the provisions of Articles 74 and 75 below, until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence of a majority of the Directors then serving and entitled to participate and vote with respect to the matters on the agenda.

(b)                                 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to such time, date and place as the Chairman may determine, provided that not less than three (3) business days written notice shall have been provided to each of the Directors of such meeting.  If there is no quorum at such adjourned meeting, the directors present at that second adjourned meeting shall constitute a quorum.

47.                               Validity of Acts Despite Defects

Subject to the provisions of the Companies Law and without prejudice to the provisions of Articles 74 and 75, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, be as valid as if there were no such defect or disqualification.

48.                               Minutes

(a)                                 Minutes of each General Meeting and of each meeting of the Board of Directors and of any Committee of the Board of Directors shall be recorded and duly entered in books provided for that purpose.  Such minutes shall, in all events, set forth the names of the persons present at the meeting, or that a legal quorum was present, and all resolutions adopted thereat.

(b)                                 Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facia evidence of the matters recorded therein.

49.                               Chief Executive Officer

(a)                                 The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer(s) of the Company.  The appointment of the Chief Executive Officer may be either for a fixed term or without any limitation of time.  The Board of Directors may from time to time remove or dismiss the Chief Executive Officer from office and appoint another or others in the Chief Executive Officer’s place.

(b)                                 The Chief Executive Officer(s) shall manage the business of the Company, subject to the policies established by the Board of Directors, such limitations and restrictions as are set forth in these Articles or as the Board of Directors may from time to time prescribe, and the provisions of the Companies Law.

(c)                                  The Chief Executive Officer is hereby authorized and empowered to appoint the Company’s executive officers (other than the Company’s Chief Executive Officer(s) and/or directors) and remove or dismiss such executive officers from office and appoint another or others in their place(s).  Notwithstanding the foregoing, the Chief Executive Officer shall not be authorized to appoint and/or dismiss the Company’s Chief Financial Officer, which shall be appointed and/or dismissed by the Board of Directors.

(d)                                 The Board of Directors may from time to time determine the conditions of the Chief Executive Officer(s)’ service to the Company, subject to the provisions of the Companies Law.

DIVIDENDS

50.                               Declaration of Dividends

Subject to Articles 73, 74 and 75 and the provisions of the Companies Law, the Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company.  The final dividend in respect of any fiscal period shall be proposed by the Board of Directors and shall be payable only after the same has been approved by a resolution of the Company’s shareholders, but no such resolution shall provide for the payment of an amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final dividend shall affect any interim dividend theretofore declared and paid.  The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.

51.                               Funds Available for Payment of Dividends

No dividend shall be paid otherwise than out of the profits of the Company as determined pursuant to applicable law.

52.                               Preference of Payments of Dividends

Prior to the Qualified IPO and/or a “Qualified Exit” (i.e. an M&A transaction of the Company whereby the Company is not the surviving entity, excluding public offerings, at a Company valuation of at least $50 Million), dividends — if declared and approved in accordance with these Articles - shall be distributed among the Company’s Shareholders in the following order and preference:

(a)                                 First, each Preferred Shareholder shall be entitled to a distribution equal to the 133% of the Original Series A Issue Price or Original Series A-1 Issue Price, as the case may be, (and/or Ordinary Shares resulting from conversion of such Preferred Shares) which it holds on the date such dividend is paid (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A Full Dividend Preference”).  In the event that the dividends available for distribution shall be insufficient to make such distributions, all of such dividends shall be distributed among Preferred Shareholders in proportion to the Series A Full Dividend Preference such holders would otherwise be entitled to receive; and

(b)                                 Second, each holder of Ordinary A Shares shall be entitled to a distribution equal to the 100% of the Original Ordinary A Issue Price (and/or Ordinary Shares resulting from conversion of such Ordinary A Shares) which it holds on the date such dividend is paid (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Ordinary A Full Dividend Preference”).  In the event that the dividends available for distribution shall be insufficient to make such distributions, all of such dividends remaining after distribution of the Series A Full Dividend Preference shall be distributed among the holders of Ordinary A Shares in proportion to the Ordinary A Full Dividend Preference such holders would otherwise be entitled to receive; and

(c)                                  Third, the remaining dividends shall be distributed to the holders of all outstanding shares of the Company, in proportion to the respective percentage holdings thereof, with the entitlement of the Preferred Shareholders and Ordinary A shareholders to be determined by the number of Ordinary Shares into which all Preferred Shares and Ordinary A Shares could, at the time of such distribution, be converted pursuant to Article 6A(b) above, on an as- converted basis.

(d)                                 Upon payment of an aggregate amount equal to the Series A Full Dividend Preference due in respect of all outstanding Series A Shares and/or an aggregate amount equal to the Ordinary A Full Dividend Preference due in respect of all outstanding Ordinary A Shares (as the case may be), in one or more related or unrelated events, the provisions of Articles 52(a) and/or 52(b), as the case may be (the “Terminated Provisions”), shall automatically terminate and be of no further force or effect and thereafter, dividends shall be distributed in accordance with the provisions of this Article 52 as if such Terminated Provisions shall not have been included under these Articles.

53.          Interest

No dividend shall carry interest as against the Company.

54.          Payment in Specie

Upon the recommendation of the Board of Directors, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

55.          Capitalization of Profits, Reserves etc.

Upon the recommendation of the Board of Directors approved by a resolution of the shareholders of the Company, the Company -

(a)           may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture shares of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture shares; and

(b)           may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

56.          Implementation of Powers under Articles 50 - 55

For the purpose of giving full effect to any resolution under Articles 50-55, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any shareholders upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.  Where requisite, a proper contract shall be filed in accordance with Section 292 of the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

57.          Deductions from Dividends

The Board of Directors may deduct from any dividend or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

58.          Retention of Dividends

(a)           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 21 or 22, entitled to become a shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a shareholder in respect of such share or shall transfer the same.

59.          No accrued Dividends

No dividend rights shall accrue to Shareholders by reason of the fact that dividends on any Shares are not declared in any year.

60.          Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed.  The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

61.          Mechanics of Payment

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may in writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.  Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

62.          Receipt from a Joint Holder

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

INDEMNIFICATION, EXEMPTION AND INSURANCE

63.          Exemption From Duty Of Care

Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may resolve and undertake, in advance, to exempt any Office Holder (as such term is defined in the Companies Law), from all or part of such Office Holder’s responsibility or liability for damages caused to the Company due to any breach of such Office Holder’s duty of care towards the Company.

64.          Indemnification

(a)           Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify any Office Holder (as such term is defined in the Companies Law) to the fullest extent permitted by the Companies Law.

(b)           Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may resolve retroactively to indemnify an Office Holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Office Holder in such Office Holder’s capacity as an Office Holder of the Company:

(i)            a monetary liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a settlement or in an arbitration decision that was approved by a court of law; and

(ii)           reasonable legal expenses, including attorney’s fees, which the Office Holder incurred due to an investigation or a proceeding instituted against the Office Holder by an authority competent to administrate such an investigation or proceeding, and that was “finalized without the filing of an indictment” (as defined in Section 260(a)(1A) of the Companies Law, 1999) and “without any financial obligation imposed in lieu of criminal proceedings” (as defined in Section 260(a)(1A) of the Companies Law), or that was finalized without the filing of an indictment against the Office Holder but with financial obligation imposed on the Office Holder in lieu of criminal proceedings of an offense that does not require proof of criminal intent.

(iii)          reasonable legal expenses, including attorney’s fees, which the Office Holder incurred or with which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder, by the Company or by another on behalf of the Company, or by another person or in a criminal proceeding in which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

(c)           Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may undertake in advance to indemnify a Company’s Office Holders for those liabilities and expenses described in Article 64(b), provided, however, that:

(i)            in the opinion of the Board of Directors, in light of the Company’s operations de facto, such liabilities and expenses can be foreseen at the time the undertaking to indemnify is provided, and

(ii)           the Board of Directors shall set a reasonable limit to the amounts or criteria for such indemnification under the circumstances and provided further, that such commitment in advance to indemnify an Office Holder shall specify (a) such events that in the opinion of the Board of Directors, in light of the Company’s operations de facto, can be foreseen at the time the undertaking to indemnify is provided, and (b) the amounts or criteria that the Board of Directors deems reasonable under the circumstances.

65.          Insurance

(a)           Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may enter into an agreement to insure an Office Holder for any liability that may be imposed on such Office Holder in connection with an act performed by such Office Holder in such Office Holder’s capacity as an Office Holder of the Company, with respect to each of the following:

(i)            violation of the duty of care of the Office Holder towards the Company or towards another person;

(ii)           breach of his fiduciary duty towards the Company, provided, however, that the Office Holder acted in good faith and with reasonable grounds to assume that the action in question will not harm the interests of the Company; and

(iii)          a financial obligation imposed on the Office Holder for the benefit of another person.

(b)           The Company may procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.

66.          Qualifications

Articles 63, 64 and 65 shall not apply under any of the following circumstances:

(i)            a breach of an Office Holder’s fiduciary duty or duty of care, unless the Office Holder acted in good faith and had reasonable grounds to assume that the action in question will not harm the Company’s interest;

(ii)           an intentional or reckless violation of an Office Holder’s duty of care;

(iii)          an action by an Office Holder in which such Office Holder intended to reap a personal gain unlawfully; and

(iv)          a fine or monetary levy levied on an Office Holder.

RIGHTS OF SIGNATURE AND RUBBER STAMP

67.          Rights of Signature and Rubber Stamp

The Board of Directors of the Company shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company, together with the Company’s rubber stamp and/or the Company’s name in print or handwriting, shall bind the Company insofar as such person(s) acted and signed within the scope of such person’s authority.

ACCOUNTS

68.          Books of Account

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law.  Such books of account shall be kept at the registered office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors.

69.          Audit

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

70.          Auditors

(a)           The shareholders of the Company shall appoint an Auditor(s) of the Company at the Annual General Meeting.  Such appointment shall be in force until the following Annual General Meeting, or for a longer period if so resolved at the Annual General Meeting, but in no event for a period of more than three fiscal years.  The shareholders of the Company may remove the Auditor(s) at any time.

(b)           The appointment and/or removal, authorities, rights and duties of the Auditor(s) of the Company shall be regulated by the Companies Law.

(c)           The Board of Directors shall determine the remuneration of the Auditor(s) and report to the shareholders on such remuneration at the Annual General Meeting.

(d)           The audited financial statements of the Company shall be completed no later than nine (9) months from the end of the previous calendar year.  Copies of the financial statements of the Company shall be provided to shareholders of the Company upon request of such shareholder.

71.          Donations

The Company is permitted, in accordance with any relevant statutory limitations and/or obligations, to donate reasonable sums of money or other contributions in kind, including but not limited to securities of the Company or other corporations, for causes deemed worthy by the shareholders of the Company.  Such permission shall extend to circumstances in which donations are made without addressing business considerations of maximizing profit.

NOTICES

72.          Notices

(a)           Any written notice or other document may be served by the Company upon any shareholder in English and either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such shareholder at such shareholder’s address as described in the Share Register or such other address as such shareholder may have designated in writing for the receipt of notices and other documents or alternatively by email or fax addressed to the shareholder at such email address or fax number provided to the Company by such shareholder followed by a notice sent to such shareholder personally or by prepaid registered mail (airmail if sent to a place outside Israel).  Any written notice or other document may be served by any shareholder of the Company by tendering the same at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted from outside of Israel) to the Company at its registered address.  Any such notice or other document shall be deemed to have been served two (2) business days after it has been posted (five (5) business days if sent to a place not located in the same country as the place from where it was posted), or when actually received by the addressee if sooner than two (2) days or five (5) days, as the case may be, after it has been posted, or when actually tendered in person, to such shareholder (or to the Secretary or the Chief Executive Officer); provided, however, that in each of the above cases, notice may instead be sent by e-mail or facsimile or other electronic means followed by a notice sent to such shareholder personally or by prepaid registered mail (airmail if sent to a place outside Israel).  Such notice shall be deemed to have been given twenty-four (24) hours after such e-mail, facsimile or other electronic communication has been successfully sent or when actually received by such shareholder (or by the Company), whichever is earlier.  If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed.

(b)           All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Share Register, and any notice so given shall be sufficient notice to the holders of such share.

(c)           Any shareholder whose address is not listed in the Share Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

WINDING UP

73.          For the purposes hereof, a “Liquidation Event” shall mean the occurrence of any of the following events: (i) Dissolution, liquidation, winding up or bankruptcy of the Company; or (ii) a sale, lease, transfer or other disposition of all or substantially all of the Company’s assets or shares, or (iii) the merger or consolidation of the Company with or into another corporation which results in more than 50% of the outstanding shares of the surviving entity being held by persons who were not shareholders of the Company immediately prior to such transaction (each of the events under (i) and (ii) herein, a “Deemed Liquidation Event”).  Any proceeds received by the Company pursuant to any Liquidation Event shall be referred to as “Liquidation Proceeds”.

(a)           Until a Qualified IPO or Qualified Exit, upon the occurrence of any Liquidation Event and subject to applicable law, all the assets of the Company legally available for distribution among the Company’s Shareholders shall be distributed in the following order and preference: (A) First, and unless waived by Mr. Taub, each Preferred Share shall entitle its holder to receive, prior and in preference to the holders of the Ordinary A Shares and the Ordinary Shares, an amount per each Preferred Share (in cash, cash equivalents, or, if applicable, securities) equal to (i) one (1) times the Original Series A Issue Price or Original Series A-1 Issue Price, as the case may be, (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus (ii) interest at an annual rate of 7%, from the date of initial purchase, plus (iii) an amount equal to declared but unpaid dividends with respect to such Preferred Share (collectively, the “Preferred Shares Preference”).  In the event that the Liquidation Proceeds shall be insufficient to meet the Preference distributions, the Liquidation Proceeds shall be distributed among the holders of the Preferred Shares ratably, on an as-converted basis; (B) Second, and unless waived by holders of 75% of the issued and outstanding Ordinary A Shares and after full payment of the Preferred Shares Preference, the holders of Ordinary A Shares shall be entitled to receive, prior and in preference to the holders of the Ordinary Shares, an amount per each Ordinary A Share (in cash, cash equivalents, or, if applicable, securities) equal to (i) one (1) times the Original Ordinary A Issue Price (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus (ii) interest at an annual rate of 7%, from the date on which the Company actually received each respective sum from the holder of the Ordinary A Shares, plus (iii) an amount equal to declared but unpaid dividends with respect to such Ordinary A Share (collectively, the “Ordinary A Shares Preference”).  In the event that the Liquidation Proceeds, after payment of the Preferred Shares Preference, shall be insufficient to meet the Ordinary A Shares Preference, the remaining Liquidation Proceeds (after payment of the Preferred Shares Preference) shall be distributed among the holders of the Ordinary A Shares ratably, on an as- converted basis; and (C) Third, in the event that the Liquidation Proceeds shall equal or exceed the amount necessary to pay the full Preferred Shares Preference and the full Ordinary A Preference, then after such distributions, all of the remaining assets shall be distributed to the holders of Preferred Shares (on an as-converted basis), Ordinary A Shares (on an as-converted basis) and Ordinary Shares, pro-rata.

(b)           Upon payment of an aggregate amount equal to the Preferred Shares Preference due in respect of all outstanding Preferred Shares and/or an aggregate amount equal to the Ordinary A Shares Preference due in respect of all outstanding Ordinary A Shares (as the case may be), in one or more related or unrelated events, the provisions of Article 73(a)(A) and/or 73(a)(B), as the case may be (the “Canceled Provisions”), shall automatically terminate and be of no further force or effect and thereafter, Liquidation Proceeds shall be distributed in accordance with the provisions of Article 73(a)(C) as if such Canceled Provisions shall not have been included under these Articles.

(c)           Whenever the distribution provided for in Liquidation Events shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors, which determination shall be conclusive.

MAJOR DECISIONS

74.          Required Class Vote.

Until the earlier of: (i) Qualified IPO or Qualified Exit, or (ii) such time that Investor holds Preferred Shares constituting less than ten percent (10%) of the Company’s issued and outstanding share capital on a fully-diluted as converted basis, the Company shall not -

(a)           whether by actions or through resolutions of the Company’s Shareholders, without the approval of the Mr. Taub (i) liquidate, dissolve or wind-up the affairs of the Company, or effect any Deemed Liquidation Event which will yield to each holder of the Preferred Shares an amount, with respect to each Preferred Share, of less than 3 times the Original Series A Issue Price per share; (ii) amend, alter, or repeal any provision of these Articles in a manner adverse to the Preferred Shares; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Preferred Shares, provided however that with respect to such securities having rights in parity with the Preferred Shares this Article 74(A)(iii) shall apply only for issuances for investment/consideration in an aggregate [exceeding a total amount of US$1.25M] or increase the authorized number of Preferred Shares; (iv) purchase or redeem any shares, other than Ordinary Shares repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost; or (v) increase or decrease the size of the Board of Directors; and

(b)           without Board of Directors approval, which approval must include the affirmative vote of Mr. Robert Taub (or any transferee of Mr. Taub’s interests in the Company if such transferee is a Permitted Transferee of Mr. Taub) or, if he does not serve as a director, of one of the Taub Directors : (i) make any transaction not in the ordinary course of business which, for the purposes of these Articles shall be defined as research, development, registration, commercialization and production of CNS (central nervous system) and neurological drugs and devices (hereinafter: “Ordinary Course of Business”); (ii) enter into or be a party to any interested party transaction with any director, officer or employee of the Company or any party related to any such person; (iii) change the principal business of the Company, enter new lines of business, or exit the current line of business; or (iv) sell, transfer, license, pledge or encumber all or a substantial part of its technology or intellectual property, other than in the Ordinary Course of Business, which shall be indicative of such ordinary course.

75.

(a)           Prior to a Qualified IPO, and for as long as Mr. Taub or his assignee holds Company shares, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of Mr. Taub (or any Transferee of Mr. Taub’s interests in the Company if such Transferee is a Permitted Transferee of Mr. Taub), or, if such matter is brought before the Board of Directors of the Company and Mr. Taub is not a director, the affirmative vote of one of the Taub Directors, take any action which:

(i)            effects any dissolution, liquidation or other winding up of the Company or the cessation of all or substantial part of the business of the Company;

(ii)           effects a merger, reorganization, sale of the Company or all or substantially all of the Company’s shares or assets, other than a qualified sale of the Company;

(iii)          effects a reclassification or recapitalization of the outstanding share capital of the Company or creates or issue any class or series of shares or any other securities convertible into equity securities of the Company, if such actions adversely affect the rights of the

Lenders (as defined in the 2013 Loan Agreement (the “2013 Lenders”)) and the convertible promissory notes issued thereunder (the “2013 Notes”);

(iv)          amends or otherwise modified these Articles, in a manner that adversely affects the rights of the 2013 Lenders, including, but not limited to, increase or decrease the size of the Board of Directors;

(v)           approves any transaction between the Company and any director, officer, employee or stockholder of the Company, or any of its affiliates or party related to such person or entity;

(vi)          declares or pays any dividend or any other distribution of cash, shares or other assets; or

(vii)         purchase or redeem any shares, other than Ordinary Shares repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost;

(viii)        creates any mortgage, pledge, or other security interest in all or substantially all of the property of the Company.

(b)           Prior to a Company’s a Qualified IPO and for as long as the Loan provided for in the 2013 Loan Agreement (as such term is defined therein) has not been fully repaid the Company shall, not without first obtaining the approval (by vote or written consent, as provided by law) of Mr. Taub (or any transferee of Mr. Taub’s interests in the Company if such transferee is a Permitted Transferee of Mr. Taub), or, if such matter is brought before the Board of Directors of the Company and Mr. Taub is not a director, the affirmative vote of the Taub Directors, take any action which:

(i)            Incurs indebtedness in a single transaction, of more than seventy five thousand dollars ($75,000), unless such indebtedness is incurred in connection with a specific activity included in the then current budget approved by the Board of Directors;

(ii)           Amends the Company’s signatory rights;

(iii)          Approves the annual budget of the Company or any deviation or amendment thereto;

(iv)          Is not in the ordinary course of business of the Company, being research, development, registration, commercialization and production of CNS (central nervous system) and neurological drugs and devices, enters new lines of business, or exit the current line of business.

(v)           Involves grant of options or similar compensation to key employees.

(vi)          Involves change in the employment terms of Company’s management, including, but not limited to grant of bonus or any other sort of compensation or benefit;

(vii)         Involves the sale, transfer, license, pledge or encumber of all or any part of Company’s technology or intellectual property - until the OCS Approval is obtained and Charge of the Charged Property is duly registered in favor of the Lenders (all as defined in and in accordance with the applicable provisions of the 2013 Loan Agreement); and thereafter - involves the sale, transfer, license, pledge or encumber of all or a substantial part of Company’s technology or intellectual property.

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